UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 4, 2014

Internap Network Services Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300 Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 8.01    Other Events.

On November 4, 2014, Daniel C. Stanzione, a director of Internap Network Services Corporation (the “Company”), established a Rule 10b5-1 trading plan (the “Rule 10b5-1 Plan”), pursuant to which he may exercise vested stock options and sell the underlying common stock if the trading price of the Company’s common stock achieves certain minimum specified levels. The stock options subject to the Rule 10b5-1 Plan expire on June 23, 2015. Sales under the Rule 10b5-1 Plan will commence no earlier than March 15, 2015. The Rule 10b5-1 Plan terminates on June 22, 2015.

The Rule 10b5-1 Plan described above is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company’s policy regarding transactions in its securities. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of the Company’s securities under specified conditions and at specified times. Any stock transactions under the Rule 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 6, 2014	By:	/s/ J. Eric Cooney
J. Eric Cooney Chief Executive Officer